     As filed with the Securities and Exchange Commission on June 5, 2001.

                                                     Registration No. 333-______
                 ____________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                 ____________________________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                 _____________________________________________

                     BBJ Environmental Technologies, Inc.
               (Exact Name of Issuer as specified in its Charter)

          Nevada                                                 13-3476854
          ------                                                 ----------
(State of other Jurisdiction                                 (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

              6802 Citicorp Boulevard, Suite 500, Tampa, FL 33619
              (Address of Principal Executive Offices) (Zip Code)
                _______________________________________________

        2000 Employee Benefit and Consulting Services Compensation Plan


                           (Full title of the Plans)
                ______________________________________________

                     Robert Baker, Chief Executive Officer
              6802 Citicorp Boulevard, Suite 500, Tampa, FL 33619

                                (813) 622-8550
                              (813) 623-4032/fax
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                ______________________________________________

                       Copies of all communications to:
                              Steven Morse, Esq.
                               Lester Morse P.C.
                        111 Great Neck Road, Suite 420
                             Great Neck, NY  11021

                        CALCULATION OF REGISTRATION FEE


                                                      Proposed          Proposed
Title of Each Class of                                Maximum           Maximum          Amount of
   Securities to be                                   Offering         Aggregate       Registration
      Registered             Amount to be             Price Per      Offering Price       Fee (3)
         (1)                  Registered              Share (3)           (3)
----------------------------------------------------------------------------------------------------

Common Stock,               8,000,000 (1)(2)            $.06          $480,000           $120.00
Par Value $.001 Per
Share
----------------------------------------------------------------------------------------------------
Total                                                                 $480,000           $120.00
----------------------------------------------------------------------------------------------------

     ______________
     (1) Includes the 2000 Employment Benefit and Consulting Services Compensation Plan (the "Plan") which authorizes the direct issuance of shares of Common Stock, $.001 par value, and the granting of Non-Statutory Stock Options to purchase an aggregate of 8,000,000 shares of Common Stock. This Registration Statement registers the issuance of the aforesaid 8,000,000 shares.

     (2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustments in the number of shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

     (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933 based upon the net tangible book value per share of the Registrant.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          -----------------------------------------------

     Incorporated hereby by reference and made a part hereof is the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 and Form 10-QSB for the quarter ended March 31, 2001, as and if amended, filed under the Securities Exchange Act of 1934 (the "Exchange Act"), Form 8-A which was declared effective on July 1, 1994 (file# 0-24016) by the Securities and Exchange Commission registering the Registrant's Common Stock under Section 12 of the Exchange Act and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES
          -------------------------

          Not applicable.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL
          -------------------------------------

     The legality of the securities being registered by this Registration Statement is being passed upon by Lester Morse P.C., 111 Great Neck Road, Suite 420, Great Neck, NY 11021, counsel to the Registrant.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

     Indemnification of the Registrant is governed by Nevada law and its certificate of incorporation.

     Nevada Law
     ----------

     Article 78.7502 and 78.751 of the Nevada Revised Statutes reads as follows:

  A78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.---

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendoro or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding he had reasonable cause to believe that his conduct was unlawful.

2. A corporation any indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement of the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

  78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES -

1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2. May be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;
(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding;
(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:
(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2. May not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was materials to the cause of action.
(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

Restated and Amended Certificate of Incorporation
-------------------------------------------------

Article Eighth of the Registrant's Restated and Amended Certificate of Incorporation reads as follows:

     "EIGHTH:  The corporation may, to the fullest extent permitted by Section
78.751 of the Nevada General Corporation Law, indemnify any and all directors and officers whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matter referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person."

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not applicable

Item 8.   EXHIBITS
          --------

          The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

     2.1 Agreement and Plan of Reorganization (incorporated by reference to Form 8-K dated June 1, 2000)

     3.1 Articles of Incorporation of Lewison Enterprises, Inc. filed with the Secretary of State of Nevada July 14, 1988 (incorporated by reference to Registration Statement on Form S-1, file Number 33-34200, of Lewison Enterprises, Inc.).

     3.2 Amendment to Certificate of Incorporation of the Registrant as filed with the Secretary of State of Nevada on September 22, 1989 (incorporated by reference to Form 10-K of the Registrant, then known as The Postal Group, Inc., for year ended December 31, 1989).

     3.3 Amendment to Articles of Incorporation of the Registrant filed with the Secretary of State of Nevada on October 27, 1992 (incorporated by reference to Form 10-KSB of the Registrant for the year ended December 31, 1992).

     3.4 Amendment to Articles of Incorporation of the Registrant filed with the Secretary of State of Nevada on January 19, 1984 (incorporated by reference to Form 10-KSB of the Registrant for the year ended December 31, 1993).

     3.5 Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Form 8-K dated June 1, 2000).

     3.6 By-Laws of the Registrant (incorporated by reference to Registration Statement on Form S-1, file Number 33-34200, previously filed with the Commission).

     4.1 Specimen form of certificate for Common Stock (incorporated by reference to Registration Statement on Form S-1, file Number 33-34200, previously filed with the Commission).

     5.1  Opinion of Lester Morse P.C.*

     10.1 Facility lease (and Amendment No. 1 thereto). (Incorporated by reference to Form 10-KSB for its fiscal year ended December 31, 2000)

     23.1 Consent of Lester Morse P.C. (included in Exhibit 5.1)*

     23.2 Consent of  Kirkland, Russ, Murphy & Tapp, P.A.*

     99.1 Revised Employee Benefit and Consulting Services Compensation Plan adopted November 16, 2000 (Incorporated by reference to the Registrant's Exhibit C to its preliminary Proxy Statement filed March 19, 2001)

_______________
*Filed herewith

Item 9.   UNDERTAKINGS
          ------------

A.   To Update Annually
     ------------------

          The undersigned registrant hereby undertakes that it will (other than as provided in the proviso to item 512(a) of Regulation S-K) (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) include any additional or changed material information on the plan of distribution; (2) for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.   Incorporation of Subsequent Securities
     Exchange Act of 1934 Documents by Reference
     -------------------------------------------

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Indemnification of Officers and Directors
     -----------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on the 5th day of June, 2001.

                              BBJ Environmental Technologies


                               By:/s/ Robert G. Baker
                                 ----------------------------------------------
                                 Robert G. Baker, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signatures                 Titles                                  Date
         ----------                 ------                                ---------

/s/ Robert G. Baker                 Chairman of the
----------------------------------  Board, Chief Executive Officer,
Robert G. Baker                     Principal Financial Officer,
                                    Treasurer                             June 5, 2001

/s/ Jerry V. Schinella              President, Chief Financial Officer,
----------------------------------  Chief Operating Officer and
Jerry V. Schinella                  Director                              June 5, 2001

/s/ Michael J. Gordon               Vice President, Secretary and
----------------------------------  Director                              June 5, 2001
Michael J. Gordon

/s/ Rebecca P. Walter               Director                              June 5, 2001
----------------------------------
Rebecca P. Walter

/s/ Frank P. Ragano                 Director                              June 5, 2001
----------------------------------
Frank P. Ragano

/s/ Olivier d'Auriol                Director                              June 5, 2001
----------------------------------
Olivier d'Auriol

/s/ Jean Caillet                    Director                              June 5, 2001
----------------------------------
Jean Caillet

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                 ------------

                                   EXHIBITS

                                      TO

                                   FORM S-8

                            REGISTRATION STATEMENT


                                 ------------

                     BBJ ENVIRONMENTAL TECHNOLOGIES, INC.